Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-189192) of Valeant Pharmaceuticals International, Inc. of our report dated February 25, 2015 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Valeant Pharmaceuticals International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014.

/S/ PricewaterhouseCoopers LLP

Florham Park, NJ

March 13, 2015